      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2000
                                                        REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             INTERCONEXUS.COM, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE            2651 WARRENVILLE ROAD, SUITE 560          52-2225697
 (State or other         DOWNERS GROVE, ILLINOIS 60515          (IRS Employer
 jurisdiction of    (Address of principal executive offices)    Identification
incorporation or                                                       No.)
  organization)

                             INTERCONEXUS.COM, INC.
                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  MEHUL J. DAVE
                                    PRESIDENT
                        2651 WARRENVILLE ROAD, SUITE 560
                          DOWNERS GROVE, ILLINOIS 60515
                                 (630) 874-5500
                                 (630) 874-5540
                                  (TELECOPIER)
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              JASON W. LEVIN, ESQ.
                          PIPER MARBURY RUDNICK & WOLFE
                      203 NORTH LASALLE STREET, SUITE 1800
                             CHICAGO, ILLINOIS 60601
                                 (312) 368-4000
                                 (312) 236-7516
                                  (TELECOPIER)


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                                        Proposed
                                                                      Proposed           Maximum
                                                                       Maximum          Aggregate      Amount of
            Title of each class of               Amount to be      Offering Price       Offering      Registration
        Securities to be registered(1)          Registered (1)        Per Share           Price         Fee (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share          980,000             $.01  (3)         $9,800.00       $2.59
Common Stock, par value $0.0001 per share        1,820,000             $.0001(4)         $  182.00       $ .05
Total                                            2,800,000                                               $3.00
====================================================================================================================

(1) The number of shares of common stock, par value $.0001 per share (the "Common Stock"), stated above consists of the aggregate number of issued and outstanding options and the aggregate number of remaining authorized options.
(2) Calculated by multiplying the aggregate offering amount by .000264, pursuant to Section 6(b) of the Securities Act.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of an option exercise price of $.01 per share for issued and outstanding options to purchase a total of 980,000 shares.
(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $.0001 per share, the minimum offering price with respect to which the remaining 1,820,000 authorized options may be issued, as the Company had a negative book value per share on May 30, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     The Company's registration statement on Form 10-SB, as amended (SEC File No. 0-30187) is incorporated in this registration statement by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     The Securities offered hereunder are registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Company's Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the extent permitted by Section 145 of the Delaware General Corporation Law. The Company's directors and officers are covered by directors and officers insurance.

     The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase or (d) obtains an improper personal benefit. This provision only pertains to breaches of duty by directors as directors and not breaches of duty by directors in any other corporate capacity, such as any capacity as an officer. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

       4.1   Specimen Common Stock Certificate incorporated by reference to
             Exhibit 3.1 of the Registration Statement on Amendment No. 1 to Form 10-SB (SEC File No. 0-30187).

       4.2 InterConexus.com, Inc. 2000 Stock Incentive Plan incorporated by reference to Exhibit 6.1 of the Registration Statement on Amendment No. 1 to Form 10-SB (SEC File No. 0-30187)

       5.1   Opinion of Piper Marbury Rudnick & Wolfe

       23.1  Consent of Klesman, Halper & Co., P.C.

       23.2 Consent of Piper Marbury Rudnick & Wolfe (contained in Exhibit 5.1 hereof)

       24 Power of Attorney by the directors and certain officers of the Company

ITEM 9.  UNDERTAKINGS.
         ------------

       (a)   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
             Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 31st day of May, 2000.

                                  INTERCONEXUS.COM, INC.


                                  By: /s/ Mehul J. Dave
                                      --------------------------------------
                                      Mehul J. Dave
                                      President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                       TITLE
        ----------                       -----

/s/ Mehul J. Dave          Chairman of the Board and President
-------------------------  (principal executive officer)
Mehul J. Dave*

/s/ P. Balasubramanian     Secretary and Treasurer and Director
-------------------------  (principal financial officer and
P. Balasubramanian*        principal accounting officer)


/s/ Robert W. Heller       Director
-------------------------
Robert W. Heller*

                           Director
-------------------------
Thomas Mueller*

/s/ Jason W. Levin         Director
-------------------------
Jason W. Levin*

/s/ Utpal J. Dave          Chief Operating Officer and Director
-------------------------
Utpal J. Dave*

                           Director
-------------------------
David L. Harris*

*By: /s/ Mehul J. Dave
    ----------------------
       Mehul J. Dave       Individually and as Attorney-in-Fact    May 31, 2000

                                   EXHIBIT INDEX
                                   -------------

EXHIBIT
-------
  4.1       Specimen Common Stock Certificate incorporated by reference to
            Exhibit 3.1 of the Registration Statement on Amendment No. 1 to Form 10-SB (SEC File No. 0-30187)

  4.2 InterConexus.com, Inc. 2000 Stock Incentive Plan incorporated by reference to Exhibit 6.1 of the Registration Statement on Amendment No. 1 to Form 10-SB (SEC File No. 0-30187)


  5.1       Opinion of Piper Marbury Rudnick & Wolfe

 23.1       Consent of Klesman, Halper & Co., P.C.

 23.2 Consent of Piper Marbury Rudnick & Wolfe (contained in Exhibit 5.1 hereof)

  24 Power of Attorney by the directors and certain officers of the Company


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